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                                                                    Exhibit 99.2

                            GLOBALSANTAFE CORPORATION

                                Letter to Clients
                          for Tender of All Outstanding
                                5% Notes due 2013
                           in Exchange for Registered
                                5% Notes due 2013

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The Exchange Offer will expire at 5:00 p.m., New York City time, on            ,
2003, unless extended (the "Expiration Date"). Outstanding Notes tendered in the Exchange Offer may be withdrawn at any time before 5:00 p.m., New York City time, on the Expiration Date for the Exchange Offer.
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To Our Clients:

     We are enclosing with this letter a prospectus dated            , 2003 (the
"Prospectus") of GlobalSantaFe Corporation (the "Issuer") and the related Letter of Transmittal. These two documents together constitute the Issuer's offer to exchange its 5% Notes due 2013 (the "New Notes"), the issuance of which has been registered under the Securities Act of 1933, as amended (the "Securities Act"), for a like principal amount of issued and outstanding unregistered 5% Notes due 2013, (the "Outstanding Notes"). The offer to exchange the Outstanding Notes for New Notes is referred to herein as the "Exchange Offer." The Exchange Offer is not conditioned upon any minimum aggregate principal amount of Outstanding Notes being tendered for exchange.

     We are the holder of record of Outstanding Notes held by us for your own account. A tender of your Outstanding Notes held by us can be made only by us as the record holder according to your instructions. The Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Outstanding Notes held by us for your account.

     We request instructions as to whether you wish to tender any or all of the Outstanding Notes held by us for your account under the terms and conditions of the Exchange Offer. We also request that you confirm that we may, on your behalf, make the representations contained in the Letter of Transmittal.

     Pursuant to the Letter of Transmittal, each holder of Outstanding Notes will represent to the Issuer that:

     o any New Notes received are being acquired in the ordinary course of business of the person receiving such New Notes;

     o such person does not have an arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the Outstanding Notes or the New Notes;

     o such person is not our "affiliate," as defined in Rule 405 of the Securities Act, or, if it is such an affiliate, it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable;

     o if such person is not a broker-dealer, it is not engaged in, and does not intend to engage in, a distribution of the New Notes;

     o if such person is a broker-dealer, it will receive New Notes for its own account in exchange for Outstanding Notes that were acquired as a result of market-making activities or other trading activities, and it will deliver a prospectus in connection with any resale of such New Notes;

     o if such person is a broker-dealer, it did not purchase the Outstanding Notes to be exchanged for the New Notes from us; and

     o such person is not acting on behalf of any person who could not truthfully make the foregoing representations.

                                Very truly yours,

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     Please return your instructions to us in the enclosed envelope within ample time to permit us to submit a tender on your behalf before the Expiration Date.

                         INSTRUCTION TO DTC PARTICIPANT

To Participant of The Depository Trust Company:

The undersigned hereby acknowledges receipt and review of the prospectus dated
           , 2003 (the "Prospectus") of GlobalSantaFe Corporation (the "Issuer") and the related Letter of Transmittal. These two documents together constitute the Issuer's offer to exchange its 5% Notes due 2013 (the "New Notes"), the issuance of which has been registered under the Securities Act of 1933, as amended (the "Securities Act"), for a like principal amount of its issued and outstanding unregistered 5% Notes due 2013 (the "Outstanding Notes"). The offer to exchange the Outstanding Notes for New Notes is referred to herein as an "Exchange Offer."

     This will instruct you, the registered holder and DTC participant, as to the action to be taken by you relating to the Exchange Offer for the Outstanding Notes held by you for the account of the undersigned.

     The aggregate principal amount of the Outstanding Notes held by you for the account of the undersigned is (fill in amount):


                                                                Principal
Title of Series                                                  Amount
---------------                                                  ------

GlobalSantaFe Corporation 5% Notes due 2013 ..................


With respect to the Exchange Offer, the undersigned hereby instructs you (check appropriate box):

[_] To TENDER all Outstanding Notes held by you for the account of the undersigned.

[_] To TENDER the following amount of Outstanding Notes held by you for the account of the undersigned:


                                                                Principal
Title of Series                                                  Amount
---------------                                                  ------

GlobalSantaFe Corporation 5% Notes due 2013 ..................


[_] NOT to TENDER any Outstanding Notes held by you for the account of the undersigned.

     If no box is checked, a signed and returned Instruction to DTC Participant will be deemed to instruct you to tender all Outstanding Notes held by you for the account of the undersigned.

     If the undersigned instructs you to tender the Outstanding Notes held by you for the account of the undersigned, it is understood that you are authorized to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner, including, but not limited to, the representations that:

     o any New Notes received are being acquired in the ordinary course of business of the undersigned;

     o the undersigned does not have an arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the Outstanding Notes or the New Notes;




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     o    the undersigned is not our "affiliate," as defined in Rule 405 of the
          Securities Act, or, if it is such an affiliate, it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable;

     o if the undersigned is not a broker-dealer, the undersigned is not engaged in, and does not intend to engage in, the distribution of the New Notes;

     o if the undersigned is a broker-dealer, the undersigned will receive New Notes for its own account in exchange for Outstanding Notes that it acquired as a result of market-making activities or other trading activities, and it will deliver a prospectus in connection with any resale of such New Notes;

     o if the undersigned is a broker-dealer, it did not purchase the Outstanding Notes to be exchanged for the New Notes from us; and

     o the undersigned is not acting on behalf of any person who could not truthfully make the foregoing representations.

                                    SIGN HERE

Name of beneficial owner(s):
                            ----------------------------------------------------

Signature(s):
             -------------------------------------------------------------------

Name(s) (please print):
                       ---------------------------------------------------------

Address:
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Telephone Number:
                 ---------------------------------------------------------------

Taxpayer Identification or Social Security Number:
                                                  ------------------------------

Date:                               , 2003
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